SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                       Date of Report: September 30, 1997



                           AMERICAN HEALTHCHOICE, INC.
             (Exact name of registrant as specified in its charter)



         NEW YORK                      33-30677-NY              11-2931252
(State or other jurisdiction          (Commission           (I.R.S. Employer
   of incorporation)                   File Number)          Identification No.)



1300 West Walnut Hill Lane, Suite 275, Irving TX                        75038
(Address of principal executive offices)                              (Zip Code)



       Registrant's telephone number, including area code: (972) 751-1900


           Former name or former address, if changed since last report


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Item 9. Sales of Equity Securities Pursuant to Regulation S.

     1. American HealthChoice, Inc. (the "Company") entered into nine Offshore Securities Subscription Agreements (the "Agreements") pursuant to which the Company closed on the sale of Nine (9) 8% Cumulative Convertible Debentures on September 16, 1997 (the "Debentures" and individually, a "Debenture"), in the aggregate principal amount of Three Million Five Hundred Fifty Thousand U.S. Dollars ($3,550,000), in reliance upon the exemption from registration afforded by Regulation S ("Reg S") as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     The Debentures mature on September 12, 1999 ("Maturity Date") but may be converted into shares of the Common Stock, par value $.001 per share, of the Company (the "Shares") any time commencing eighty-two (82) days after September 12, 1997, as more particularly set forth in paragraph 5 hereof. The Debentures entitle the holders to interest (payable in cash or in kind as Shares) on the unpaid principal amount at the date of conversion (the "Conversion Date") at the rate of 8% per year, payable on a pro-rata basis at the earlier of (i) the date the Debenture is converted or (ii) the Maturity Date. The Debentures cannot be converted before the expiration of the aforesaid 82 day period.

     Subject to a two-year mandatory conversion period for any Shares issued pursuant to the default provisions of the Agreement (i.e., the Company at such date of conversion does not have sufficient authorized shares of Common Stock available for issuance at the date of conversion), each Purchaser is prohibited from converting that principal amount of its Debenture which would result in the issuance to such Purchaser of Shares in excess of 4.9% of the shares of Common Stock of the Company outstanding as at the date of such conversion.

     Lastly, there are set forth in the Agreements, as well as the Purchaser Representation Letters and Notices annexed thereto and executed with respect to each Debenture, various investment representations by the subscribers, including, without limitation, that each subscriber (a) is not a "U.S. Person" as such term is defined in Reg S, (b) is outside of the United States at the time the purchase order for the Debenture originated, at the time the Agreement was signed and delivered by the subscriber and at the time such subscriber executed the Notice; (c) is not purchasing or converting the Debenture on behalf of a "U.S. Person" and (d) the transactions contemplated by the Agreement are not part of a plan or scheme by such subscriber to evade the registration provisions of the Act.


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


     2. Domain Investments, Inc. acted as the placement agent in connection with the offering of the Debentures pursuant to Reg S.

     3. As represented and warranted to the Company in the Agreement, the class to whom the securities were sold were "accredited investors" as such term is defined in Regulation D promulgated under the Act.

     4. The exemption from registration claimed by the Company in connection with the issuance of the Debentures is pursuant to Reg S.

     5. Each holder of the Debentures has the right, at its sole option any time eighty-two (82) days after September 12, 1997, but not later than the Maturity Date, to convert the Debenture held by it, whether whole or in part, into Shares at a conversion price equal to eighty percent (80%) of the average closing bid price of the shares of Common Stock of the Company as quoted on NASDAQ for the five (5) trading days preceding the date on which notice of conversion is effective.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            AMERICAN HEALTHCHOICE, INC.


                                            By: /s/ J.W. Stucki
                                                --------------------------------
                                                J.W. Stucki, President

Dated: September 30, 1997


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